Exhibit 24

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints JOHN E. MCGLADE or M. SCOTT CROCCO or MARY T. AFFLERBACH, acting severally, his/her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign the Form 10-K Annual Report for the fiscal year ended 30 September 2013 and all amendments thereto and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities and Exchange Act of 1934, this Power of Attorney has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Susan K. Carter	Director	21 November 2013
Susan K. Carter

/s/ William L. Davis, III	Director	21 November 2013
William L. Davis, III

/s/ Chad C. Deaton	Director	21 November 2013
Chad C. Deaton

/s/ Michael J. Donahue	Director	21 November 2013
Michael J. Donahue

/s/ Ursula O. Fairbairn	Director	21 November 2013
Ursula O. Fairbairn

/s/ W. Douglas Ford	Director	21 November 2013
W. Douglas Ford

/s/ Seifi Ghasemi	Director	21 November 2013
Seifi Ghasemi

/s/ Evert Henkes	Director	21 November 2013
Evert Henkes

/s/ David H. Y. Ho	Director	21 November 2013
David H. Y. Ho

/s/ John E. McGlade	Director and Chairman	21 November 2013
John E. McGlade

/s/ Margaret G. McGlynn	Director	21 November 2013
Margaret G. McGlynn

/s/ Matthew H. Paull	Director	21 November 2013
Matthew H. Paull

/s/ Lawrence S. Smith	Director	21 November 2013
Lawrence S. Smith

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